Exhibit 21

Pharmaceutical Product Development, Inc., and Subsidiaries

Subsidiaries

The subsidiaries of Pharmaceutical Product Development, Inc., as of February 28, 2006, are as follows:

	Name of Subsidiary	Jurisdiction of Incorporation or Organized in
1.	Applied Bioscience International, LLC	Delaware
2.	CSS Informatics, Inc.	California
3.	PPD Global Central Labs, LLC	Kentucky
4.	Piedmont Research Center, LLC	North Carolina
5.	PPD Aeronautics, LLC	North Carolina
6.	PPD Virtual, Inc.	North Carolina
7.	APBI Finance Corporation	Delaware
8.	APBI Holdings, LLC	North Carolina
9.	Development Partners, LLC	Delaware
10.	PPD GP, LLC	Delaware
11.	PPD Holdings, LLC	Delaware
12.	PPD UK Holdings Ltd.	United Kingdom
13.	SARCO, LLC	Delaware
14.	Genupro, Inc.	North Carolina
15.	PPD Development, LP	Texas
16.	ATP, LLC	North Carolina
17.	PPD Online Marketing and Education, Inc.	Delaware
18.	PPD Medical Device, Inc.	Delaware
19.	Pharmaco Investments, Inc.	Delaware
20.	PPD International Holdings, Inc.	Delaware
21.	PPD France SNC	France
22.	PPD Scandinavia AB	Sweden
23.	Pharmaceutical Product Development Spain SL	Spain
24.	PPD do Brasil-Suporte a Pesquisa Clinica Ltda.	Brazil
25.	PPD Argentina, S.A.	Argentina
26.	PPD International Holdings, Inc. Y Compania Limitada	Chile
27.	Pharmaceutical Product Development South Africa (PTY) LTD	South Africa
28.	PPD Canada, LTD.	Canada
29.	PPD Australia PTY LTD	Australia
30.	PPD International Holdings GmbH	Germany
31.	PPD Germany GmbH	Germany
32.	PPD Poland Sp. zo.o	Poland
33.	PPD Czech Republic, s.r.o.	Czech Republic
34.	PPD Germany GmbH & co. KG	Germany
35.	PPD Hungary Research and Development LTD	Hungary
36.	PPD Italy S.r.l.	Italy
37.	PPD Mexico, S.A. de C.V.	Mexico
38.	PPD Development (Thailand) Co., LTD.	Thailand
39.	PPD Japan K.K.	Japan
40.	PPD Global, LTD	United Kingdom
41.	Clinical Technology Centre International LTD	United Kingdom
42.	Cambridge Applied Nutrition Toxicology & Biosciences LTD	United Kingdom

43.	Clinical Science Research International, LTD	United Kingdom
44.	Leicester Clinical Research Centre, LTD	United Kingdom
45.	Chelmsford Clinical Trials Unit, LTD	United Kingdom
46.	Gabbay, LTD	United Kingdom
47.	Data Analysis & Research (DAR) LTD	United Kingdom
48.	PPD Global Central Labs BVBA	Belgium
49.	PPD Development (S) PTE LTD	Singapore
50.	PPD Development (HK) Limited	Hong Kong
51.	Propharma CRO PTY LTD	Australia
52.	PPD (Netherlands) BV	Netherlands
53.	PPD Pharmaceutical Development India Private Limited	India
54.	PPD Biomarker Discovery Sciences, LLC	North Carolina
55.	River Ventures LLC	North Carolina
56.	PPD Slovak Republic s.r.o.	Slovak Republic

Subsidiaries 1, 2, 3, 4, 5, 6 are wholly-owned subsidiaries of Pharmaceutical Product Development, Inc.

Subsidiaries 7, 8, 10, 11, 13 and 54 are wholly-owned subsidiaries of Subsidiary 1.

Subsidiary 14 is a wholly-owned subsidiary of Subsidiary 6.

Subsidiary 15 is owned 99.9% by Subsidiary 11 and 0.1% by Subsidiary 10.

Subsidiaries 16, 17, 18, 19, 20, and 55 are wholly-owned subsidiaries of Subsidiary 15.

Subsidiaries 9, 12, 22, 23, 27, 28, 29, 30, 36, 38 and 39 are wholly-owned subsidiaries of Subsidiary 20.

Subsidiary 21 is owned 99.9% by Subsidiary 20 and 0.1% by Subsidiary 1.

Subsidiary 24 is owned 99.99% by Subsidiary 20 and 0.01% by Pharmaceutical Product Development, Inc.

Subsidiary 25 is owned 95% by Subsidiary 20 and 5% by Subsidiary 1.

Subsidiary 26 is owned 99% by Subsidiary 20 and 1% by Subsidiary 1.

Subsidiaries 31, 32, and 33 are wholly-owned subsidiaries of Subsidiary 30.

Subsidiary 34 is owned 72% by Subsidiary 30 and 28% by Subsidiary 31.

Subsidiary 35 is owned 96.7% by Subsidiary 30 and 3.3% by Subsidiary 20.

Subsidiary 37 is owned 99.99% by Subsidiary 20 and 0.01% by Subsidiary 15.

Subsidiaries 40, 44, 45, 46, 47, 49, and 52 are wholly-owned subsidiaries of Subsidiary 12.

Subsidiaries 41, 42 and 43 are wholly-owned subsidiaries of Subsidiary 40.

Subsidiary 48 is 99.9% owned by Subsidiary 12 and 0.1% by Subsidiary 40.

Subsidiary 50 is 50% owned by Subsidiary 49 and 50% by Subsidiary 1.

Subsidiary 51 is a wholly-owned subsidiary of Subsidiary 49.

Subsidiary 53 is owned 99.99% by Subsidiary 12 and 0.01% by Subsidiary 40.

Subsidiary 56 is owned 85% by Subsidiary 12 and 15% by Subsidiary 40.